                                                                    Exhibit 10.1


                         (CONFIDENTIAL PORTIONS OMITTED)

                                 RETAIL LICENSE
                         WARNER BROS. CONSUMER PRODUCTS
                                    #13247-SJ

LICENSE AGREEMENT made December 12, 2001, by and between Warner Bros. Consumer Products, a Division of Time Warner Entertainment Company, L.P., whose address is 4000 Warner Blvd., Burbank, CA 91522 (hereinafter referred to as "LICENSOR") and BAM Entertainment, whose address is 333 West Santa Clara Avenue, Suite 930, San Jose, CA 95113 Attention: Ray Musci hereinafter referred to as "LICENSEE").

                                   WITNESSETH:

The parties hereto hereby agree as follows:

1.      DEFINITIONS.

        As used in this Agreement the following terms shall have the following respective meanings:

(a) "BRAND TEAM": Licensee shall appoint a group of individuals (the "Brand Team"), who shall be dedicated to the development, marketing and sale of the Licensed Products. The Brand Team shall include a "Brand Captain" who shall be the primary contact for day-to-day communications with Licensor regarding the Licensed Products. Within sixty (60) days after the execution of this Agreement, Licensee shall submit to Licensor organizational charts showing the positions and reporting structure of the key employees in Licensee's business prior to the appointment of the proposed Brand Team. The lead members of the Brand Team shall be appointed by no later than January 1, 2002. Licensor shall use good faith efforts to appoint a specific contact person for the Brand Team and Licensed Product review.

(b) "BUSINESS PLAN": Licensee shall, no later than January 15, 2002 for the U.S. and no later than January 31, 2002 for all Regions outside U.S., submit to Licensor for Licensor's prior written approval (based on commercially reasonable standards), a business plan (the "Business Plan") for Licensee's activities during the Term in connection with this Agreement. The Business Plan shall, without limitation, address the following areas for each of the following geographic regions ("Region(s)"): (1) United States, (2) Canada, (3) Argentina,
(4) Brazil, (5) Chile, (6) Mexico, (7) Rest of South and Central America and the Caribbean, (8) UK, (9) France, (10), Italy, (11) Spain and Portugal, (12) Germany, Austria and Switzerland, (13) Benelux, (14) Rest of Europe, Middle East and Africa, (15) Southeast Asia:

        (i) Projected sales of the Licensed Products (in units) categorized by Licensed Product, by Region;

        (ii) Projected sales price of each Licensed Product for each Region (For countries outside of the United States, such sales price shall be provided in both US Dollars and in local currency);

        (iii) Projected revenue forecast in US Dollars of each Licensed Product and each Region (For countries outside of the United States, such forecast shall be provided in both US Dollars and in local currency);

        (iv)   Projected market share of the Licensed Products for each Region;

        (v) Overall marketing strategy and specific marketing strategies for each Region;

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        (vi)   Overall promotional plans and specific promotional plans for each
               Region;

        (vii)  Plans for participation in trade shows for each Region;

        (viii) Advertising and promotional budgets for each Licensed Product for each Region; and

        (ix) Planned product development schedule and ship dates for each Licensed Product for each Region.

On or before September 30 of each calendar year during the Term, Licensee shall submit for Licensor's prior written approval, not to be unreasonably withheld, an updated version of the Business Plan addressing the above items for the remainder of the Term. Any significant deviation during the Term from the most recently approved Business Plan must be submitted to Licensor for prior written approval. Licensor will use good faith efforts to provide marketing and promotions updates to Licensee for the Licensed Property.

(c) "BUSINESS REVIEW": Licensee's Brand Team (as defined above) shall meet with Licensor on a QUARTERLY BASIS (with more frequent meetings on an "as-needed" basis) to discuss the implementation of the Business Plan, and results of the business relating to the Licensed Products. Licensee shall initiate the Business Review meetings by contacting the individual appointed by Licensor to act as Licensor's primary contact ("Licensor Primary Contact") for communications with Licensee regarding this Agreement. In the event the Licensor is unavailable, Licensor shall appoint a second senior executive who shall act as the secondary contact for communications with Licensee regarding this Agreement. Should Licensor's Primary Contact or second senior executive not respond within ten
(10) business days, Licensor will forfeit the meeting for that quarter. At such quarterly Business Reviews (and at such other times during the Term as Licensor shall reasonably request), Licensee shall provide to Licensor:

        (i) copies of all market research results relating to the Licensed Products or advertising therefor, including, without limitation, viability tests, commercial tests and line tests. Licensee shall also provide to Licensor access to Licensee's head of market research for purposes of interpretation of such market research results;

        (ii) information, to the extent extractable from Licensee's computer systems on an automated basis, and in such form as Licensor shall reasonably request, regarding inventory movement, inventory on-hand, and sales results for each Licensed Product on a Region-by-Region and key retailer-by-key retailer basis;

        (iii) market share data, in such form as Licensor shall reasonably request, including, without limitation, applicable PC data;

        (iv)   proposed development team for each title of the Licensed
               Products;

        (v) proposed meetings or communications between Licensee and Licensor;

        (vi) proposed co-marketing efforts to promote the sale of the Licensed Products;

        (vii) right to visit developer at any time. Should Licensor want to review the Licensed Products currently being developed by the approved Developer, Licensor shall do so with approval of Licensee, which shall not be unreasonably withheld; and



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

        (viii) detailed report outlining the marketing dollars spent and the total units sold in the given regions fro the previous quarter.

(d) CONTRACTUAL MARKETING COMMITMENT: Licensee shall spend $[*] in advertising on the Cartoon Network Television and On-line mediums; $[*] of which will be spent no later than December 21, 2002 and the remainder being spent over the Term of this Agreement.

(e) "DEVELOPMENT TEAM": Licensee shall appoint a group of individuals (the "Development Team") who shall be dedicated to the development of the Licensed Products. Licensee must submit a minimum of three candidates and Licensor must approve of one of these candidates with the final Development Team subject to the prior written approval of Licensor in its sole discretion. The term "Developer" shall be defined as an individual or team who individually or together have extensive experience in developing entertainment software on the relevant platforms that they are presenting for and have worked on at least two development projects for game titles that have shipped.

(f) "LICENSED PRODUCT(S)": Line of video game products for the following platforms:

        (i)    GameBoy Color

        (ii)   GameBoy Advance

        (iii)  Nintendo GameCube

        (iv)   Sony Playstation 2

        (v)    Sega DreamCast

        (vi)   MicroSoft Xbox

        (vii)  Palm O/S (cartridge based)

It is understood and agreed that Licensee may create a maximum of three (3) original console products and five (5) original handheld products (not including direct ports of each product) for each platform as set forth above. Any additional products are subject to the prior written approval of Licensor.

(g) "LICENSED PROPERTY": The fictional cartoon characters as they appear in the animated television series entitled "SAMURAI JACK" as follows: SAMURAI JACK and AKU and including said characters' representations, names, likenesses and all environmental settings, artwork and other materials associated therewith. Without limitation to any other reservations, terms and conditions herein, specifically excluded herefrom are rights to any and all other versions including without limitation sequels, spin-offs or live action versions of said series. Furthermore, no sound bites, voices, music or other audio is included herein. If Licensee wishes to use any such elements, Licensee must separately procure the necessary rights and any rights clearance or related fees arising from same shall be at Licensee's sole expense.

(h) "MARKETING DATE": For purposes of subdivision 15(a)(vii), the Marketing Date for the first GameBoy Advance product shall be no later than September 1, 2002 and for console platforms shall be no later than November 1, 2003.

(i) PRODUCTION DEVELOPMENT BUDGETS AND TIMEFRAMES: Licensee must submit production development budgets and timelines by Licensed Product platforms as set forth above in Paragraph (f) for Licensor's prior written approval. Furthermore, Licensee must budget a minimum of $[*] for development for each original console title with a development cycle of no less than eleven (11) months. Licensee must budget a minimum of $[*] for development for each original handheld title with a development defined as the time between submission of Milestone 1 through submission of Milestone 11 (as set forth on Exhibit 2).



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                                       3

(j) "SKU COMMITMENT": Licensee shall make and distribute no less than five (5) original Licensed Products over the term of the agreement.

(k) "STYLE GUIDE": Any materials provided by Licensor to Licensee which sets forth the style, format, characterization and any artwork depicting the Licensed Property which has been approved by Licensor in writing.

(l) "TERRITORY":

        (i) Worldwide excluding Brunei, China, Indonesia, Japan, Korea, Guam, Malaysia, Singapore, Thailand and Saipan;

        (ii) In the event Licensee submits a distribution candidate for Japan by January 1, 2002, Licensor will in its sole discretion approve such partner and add Japan to the Territory. Licensee must also simultaneously submit a business plan to be approved by Licensor for the Territory including but not limited to the points referenced in Paragraph 1(a) above; and

        (iii) In the event Licensee submits a distribution candidate for Korea by January 1, 2002, Licensor will in its sole discretion approve such partner and add Korea to the Territory. Licensee must also simultaneously submit a business plan to be approved by Licensor for the Territory including but not limited to the points referenced in Paragraph 1(a) above.

2.      GRANT OF LICENSE.

(a) Upon the terms and conditions hereinafter set forth, Licensor hereby grants to Licensee and Licensee hereby accepts for the Term of this Agreement, as hereinafter defined, a license to utilize the Licensed Property solely upon or in connection with the manufacture, distribution and sale of the Licensed Products solely for retail sale throughout the Territory; no license is granted hereunder for the manufacture, distribution or sale of the Licensed Product(s) for publicity purposes, for sale or gift in combination with other products or services, as giveaways, as premiums used for the purpose of publicizing, promoting or increasing sales of any other product(s) or service(s), or in connection with any similar method of merchandising. Notwithstanding anything to the contrary contained herein, Licensee may, i) distribute up to [*] units for each game in the United States and [*] units for each game in International territories of each Licensed Product for publicity purposes, as well as [*] "time limited" or reduced feature "demo" versions, subject to Licensor's approval rights set forth in Paragraph 10; and ii) on a case-by-case basis, with prior written approval by Licensor, bundle Licensed Products with other products.

(b) EXCLUSIVITY: The License granted herein shall be nonexclusive for the Licensed Property with respect to the Licensed Product(s) in the Territory during the Term, as hereinafter defined.

(c) Licensee specifically understands and agrees that no rights are granted herein with respect to the Warner Bros. "shield" logo or trademark, or any other trademark(s), logo(s) or copyrights owned by Licensor other than those specifically set forth above in the Licensed Property, it being understood that all rights in and to said properties are reserved exclusively to Licensor for use and/or licensing as it deems appropriate to third party(s) of its choice.

(d) Notwithstanding anything to the contrary contained herein, including the general prohibition on use of the Warner Bros.



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

Shield, the Licensed Property shall also include the Warner Bros. Interactive Entertainment Name/Logo (the "Name/Logo") as shall be provided by Licensor and as such may be changed by Licensor from time to time. Licensee shall utilize the Name/Logo on such Licensed Products and in such manner as Licensor shall designate. The parties agree that, notwithstanding anything to the contrary contained elsewhere in this Agreement, Licensee's use of the Name/Logo shall be on a non-exclusive basis.

(e) Without limiting any other approval rights of Licensor as contained herein, no television commercials may be utilized under this Agreement without the specific prior written approval of Licensor.

(f) [*]

3.      TERM.

        The term ("Term") of the Agreement with respect to Licensed Product(s) referred to above shall commence on July 1, 2001 and terminate on October 31, 2005.

4.      CONSIDERATION.

        In full consideration for the rights, licensed and privileges herein grated to Licensee, Licensee shall pay to Licensor the following royalty payments:

(a) GUARANTEED CONSIDERATION: For the rights herein granted the sum of $[*] payable as follows:

       DATE                                               AMOUNT
       ----                                               ------
       Upon execution of this Agreement                   $[*]
       On or before March 1, 2002                         $[*]
       On or before July 1, 2002                          $[*]
       On or before November 1, 2002                      $[*]
       On or before March 1, 2003                         $[*]
       On or before July 1, 2003                          $[*]



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

        All Guaranteed Consideration paid by Licensee pursuant to this Subparagraph (a) shall be applied against such royalties as are or have become due Licensor under Subparagraph (b). No part of the Guaranteed Consideration shall be repayable to Licensee.

(b) ROYALTY PAYMENTS: With respect to the Licensed Product(s) manufactured and distributed during the term hereof, Licensee shall pay to Licensor a sum equal to the following per Licensed Products title:

For Licensed Products i) - ii) [*]% of Net Sales;

For Licensed Products iii) - vi) [*]% of Net Sales for unit sales from 1 to 500,000; [*]% from 500,001 to 1,000,000; and [*]% from 1,000,001 and beyond; and

For Licensed Products vii) [*]% of Net Sales.

It is understood and agreed that for console products Licensee shall pay the greater of the percent of net sales as set forth above, not to go below $[*] per unit for the first four (4) months and $[*] thereafter.

It is understood and agreed that for handheld products Licensee shall pay the greater of the percent of net sales as set forth above, not to go below $[*] per unit for the first four (4) months and $[*] thereafter.

        The term "Net Sales" shall mean all monies billed or billable by Licensee, from the exercise of its rights to distribute and sell Licensed Product(s) in the Territory before any allowances or discounts which have been deducted from the normal selling price, and any other payment charges whatsoever, less the following items only:

        (i) any sales, excise or value added taxes, which are separately stated, and which are required to be collected from customers as part of Net Sales, and which are payable to taxing authorities;

        (ii)   freight from retailers if separately invoiced;

        (iii)  quantity discounts; and

        (iv)   actual returns not exceeding [*]% of total sales.

        It is specifically understood and agreed that no deduction may be made for any bad debts, or any reserves therefor, any manufacturing costs, importing costs, selling costs, advertising costs, any real estate taxes, business license taxes, net income taxes, franchise taxes, withholding taxes or any other taxes not billed as part of net sales.

        Net Sales shall not include any sales by Licensee or its affiliated companies to Licensee or its affiliated companies, the primary purpose of which is the transfer of Licensed Product for eventual resale. Royalties as a result of such sales shall be based upon and paid when the Licensed Product is ultimately sold to the distributor, retailer, consumer or other unaffiliated third party.

        Licensee will pay all taxes, customs, duties, assessments, excise except as provided in sub-paragraph (i), and other charges levied upon the importation of or assessed against the Licensed Product under this Agreement, as well as all Licensees costs of doing business and Licensor shall have no liability therefor.

        Royalties shall be payable concurrently with the periodic statements required in Paragraph 6 hereof except to the extent offset by Guaranteed Consideration theretofore remitted. It is a material term and condition of this Agreement that Licensee report net sales and report and pay royalties on a country-by-country



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basis. In the event Licensee fails to do so, Licensor shall have the right to terminate this Agreement, in accordance with the provisions of Paragraph 15 herein.

        Royalties earned in excess of the Guaranteed Consideration applicable to the Term hereof shall not offset any Guaranteed Consideration required in respect of the succeeding renewal term (if any); likewise, royalties earned in excess of the Guaranteed consideration applicable to the renewal term shall not offset any Guaranteed Consideration applicable to any prior term.

5.      RESERVATION OF RIGHTS; PREMIUMS.

(a) Licensor reserves all rights not expressly conveyed to Licensee hereunder, and Licensor may grant licenses to others to use the Licensed Property, artwork and textual matter in connection with other uses, services and products without limitation.

(b) Notwithstanding anything to the contrary stated herein, Licensor, for itself and its affiliates, specifically reserves the right, without limitation throughout the world, to use, or license any third party(s) of its or their choice to use the Licensed Property for the marketing, promotion, manufacture, distribution and sale of products similar or identical to those licensed herein in Paragraph 1(f) above including without limitation for sale through any catalogue(s) or online website produced or distributed by or on behalf of Licensor or its affiliated companies, or for sale or distribution in any theaters, arenas or restaurants, or for sale or distribution in connection with any home video product, including DVD or other formats, or for sale or distribution in any retail stores operated by or on behalf of Licensor, its affiliated companies or franchisees, or for sale or distribution in any theme/amusement parks operated by or on behalf of Licensor or its licensees, Six Flags, Movie World, or, their affiliated companies. In addition, Licensor reserves the right to allow Six Flags and Movie World to manufacture (or have manufactured by a third party) products similar or identical to those licensed herein for distribution or sale in theme and/or amusement parks owned or operated by Six Flags and/or Movie World. Further, Licensor reserves the right to use, or license others to use, and/or manufacture products similar or identical to those licensed herein for use as premiums.

(c) Licensee agrees that it will not use, or knowingly permit the use of, and will exercise due care that its customers likewise will refrain from the use of, the Licensed Products as a premium, except with the prior written consent of Licensor. Subject to Licensor's prior written approval as aforesaid, Licensee shall pay to Licensor a sum equal to [*]% of all premium sales. Any such royalties on premium sales shall not offset the Guaranteed Consideration hereunder. For purposes of this paragraph, the term "premium" shall be defined as including, but not necessarily limited to, combination sales, free or self-liquidating items offered to the public in conjunction with the sale or promotion of a product or service, including traffic building or continuity visits by the consumer/customer, or any similar scheme or device, the prime intent of which is to use the Licensed Products in such a way as to promote, publicize and or sell the products, services or business image of the user of such item.

6.      PERIODIC STATEMENTS.

(a) Within thirty (30) days after the end of the first calendar quarter after the date of execution of the License Agreement and promptly on the 15th day after the end of each calendar month thereafter, Licensee shall furnish to Licensor complete and accurate statements certified to be accurate by Licensee, or if a corporation, by an officer of Licensee, showing with respect to all Licensed Products distributed and sold by Licensee during the preceding calendar month the (i) number of units; (ii) country in which manufactured, sold and/or to which shipped; (iii) description (as such term is defined below) of the Licensed



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Products; (iv) gross sales price; and (v) itemized deductions from gross sales price, and net sales price together with any returns made during the preceding calendar month. Such statements shall be in such formats as Licensor shall require (which formats may be amended by Licensor from time to time), and shall be furnished to Licensor whether or not any of the Licensed Products have been sold during calendar month to which such statements refer. In the event Licensee has Royalties earned in currencies other than in U.S. Dollars, then Licensee shall convert said amounts into U.S. Dollars based upon the exchange rate published by the Wall Street Journal as of the fifteenth day of the applicable month or if such day shall fall on a non-business day then as of the first business day following said fifteenth day. Receipt or acceptance by Licensor of any of the statements furnished pursuant to this Agreement or of any sums paid hereunder shall not preclude Licensor from questioning the correctness thereof at any time, and in the event that any inconsistencies or mistakes are discovered in such statements or payments, they shall immediately be rectified and the appropriate payments made by Licensee. Upon demand of Licensor, Licensee shall at its own expense, but not more than once in any twelve (12) month period, furnish to Licensor a detailed statement by an independent certified public accountant showing the (i) number of units; (ii) country in which manufactured, sold and/or to which shipped; (iii) description of the Licensed Products; (iv) gross sales price; and (v) itemized deductions from gross sales price and net sales price of the Licensed Products covered by this Agreement distributed and/or sold by Licensee up to and including the date upon which Licensor has made such demand. For purposes of this Subparagraph, the term "Description" shall mean a detailed description of the Licensed Products including the nature of each of the Licensed Products, any and all names and likenesses, whether live actors or animated characters, from the Licensed Property utilized on the Licensed Products and/or any related packaging and/or wrapping material, and any other components of the Licensed Property utilized on the Licensed Products and/or any related packaging and/or wrapping material. In the event Licensor is responsible for the payment of any additional third party participations based on Licensee not reporting by character name and likeness as provided above, Licensee shall be responsible for reimbursing Licensor for the full amount of all such third party claims, including without limitation, the participation itself, interest, audit and attorneys' fees. Licensee understands and agrees that it is a material term and condition of this Agreement that Licensee include the Description on all statements. In the event Licensee fails to do so, Licensor shall have the right to terminate this Agreement, in accordance with the provisions of Paragraph 15 herein.

(b) For the statements and payments required hereunder (please reference the contract number(s) on all statements and payments) if the United States Postal Service is used deliver to the following:

        WARNER BROS. CONSUMER PRODUCTS
        21477 Network Place
        Chicago, IL 60673-1214

        For the statements and payments required hereunder (please reference the contract number(s) on all statements and payments) if sent by Federal Express or any other Courier Service deliver to the following:

        BANK ONE
        Attention WBCP lockbox #21477
        525 West Monroe, 8th Floor Mail Room
        Chicago, IL 60661
        Telephone Number 312-732-5500

(c) Any payments which are made to Licensor hereunder after the due date required therefor, shall bear interest at the then current prime rate as published in the Wall Street Journal (New York edition), plus six (6%) percent (or the maximum rate permissible by law, if less) from the date such payments are due to the date of payment. Licensor's right hereunder to interest on late payments shall not preclude Licensor from exercising any of its other rights or remedies pursuant to this Agreement or otherwise with regard to Licensee's failure to make timely remittances.

(d) Licensee hereby grants to Licensor (subject to any liens or security interests granted by Licensee which are approved in writing by Licensor) a first-priority lien and security interest in Licensee's inventory, contract rights and accounts receivable, and all proceeds thereof, with respect to the Licensed Products only. In the event of default, Licensee further agrees to provide, at Licensor's request: (i) a letter of credit issued in favor of Licensor from a financial institution as approved by Licensor in an amount up to the Guaranteed Consideration; and/or (ii) such other form of security acceptable to Licensor. Licensee agrees to execute all documentation as Licensor may require in connection with perfecting such security interests.

7.      BOOKS AND RECORDS.

(a) Licensee shall keep, maintain and preserve (in Licensee's principal place of business) for at least two (2) years following termination or expiration of the Term of this Agreement or any renewal(s) hereof (if applicable), complete and accurate records of accounts including, without limitation, purchase orders, inventory records, invoices, correspondence, banking and financial and other records pertaining to the various items required to be submitted by Licensee as well as to ensure Licensee's compliance with local laws as required pursuant to Paragraph 14(k) hereof. Such records and accounts shall be available for inspection and audit at any time or times during or after the Term of this Agreement or any renewal(s) hereof (if applicable) during reasonable business hours and upon reasonable notice by Licensor or its nominees. Licensee agrees not to cause or permit any interference with Licensor or nominees of Licensor in the performance of their duties. During such inspections and audits, Licensor shall have the right to take extracts and/or make copies of Licensee's records as it deems necessary. Licensor agrees to keep confidential all information and copies obtained by Licensor pursuant to this Paragraph other than with respect to required disclosures in connection with disputes between the parties or as otherwise required by law, court order or governmental process.

(b) The exercise by Licensor in whole or in part, at any time of the right to audit records and accounts or of any other right herein granted, or the acceptance by Licensor of any statement or statements or the receipt and/or deposit by Licensor, of any payment tendered by or on behalf of Licensee shall be without prejudice to any rights or remedies of Licensor and such acceptance, receipt and/or deposit shall not preclude or prevent Licensor from thereafter disputing the accuracy of any such statement or payment.

(c) If pursuant to its right hereunder Licensor causes an audit and inspection to be instituted which thereafter discloses a deficiency between the amount found to be due to Licensor and the amount actually received or credited to Licensor, then Licensee shall, upon Licensor's demand, promptly pay the deficiency, together with interest thereon at the then current prime rate from the date such amount became due until the date of payment, and, if the deficiency is more than [*]% of all royalties paid by Licensee during the period covered by the audit, then Licensee shall pay the reasonable costs and expenses of such audit and inspection.

8.      INDEMNIFICATIONS.

(a) During the Term, and continuing after the expiration or termination of this Agreement, Licensor shall indemnify Licensee, BAM Entertainment Ltd and BAM Studios (Europe) Ltd. (collectively, the "Licensee Parties") and shall hold Licensee Parties harmless from any loss, liability, damage, cost or expense, arising out of any claims or suits which may be brought or made against Licensee



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                                       9
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Parties by reason of the breach by Licensor of the warranties or representations as set forth in Paragraph 13 hereof, provided that Licensee Parties shall give prompt written notice, and full cooperation and assistance to Licensor relative to any such claim or suit and provided, further, that Licensor shall have the option to undertake and conduct the defense of any suit so brought. Licensee Parties shall not, however, be entitled to recover for lost profits. Licensee Parties shall cooperate fully in all respect with Licensor in the conduct and defense of said suit and/or proceedings related thereto.

(b) During the Term, and continuing after the expiration or termination of this Agreement, Licensee shall indemnify Licensor, Time Warner Entertainment Company, L.P. ("TWE") and each of its affiliates and shall hold them harmless from any loss, liability, damage, cost or expense arising out of any claims or suits which may be brought or made against Licensor, TWE or any of its affiliates, by reason of: (i) any breach of Licensee's covenants and undertakings hereunder;
(ii) any unauthorized use by Licensee of the Licensed Property; (iii) any use of any trademark, or copyright, design, patent, process, method or device (except to the extent such rights are granted in the Licensed Property used in accordance with the terms of this Agreement); (iv) Licensee's non-compliance with any applicable federal, state or local laws or with any other applicable regulations; and (v) any alleged defects and/or inherent dangers (whether obvious or hidden) in the Licensed Products or the use thereof.

(c) With regard to 8(b) above, Licensee agrees to obtain, at its own expense, Comprehensive Commercial General Liability Insurance, including product liability and contractual liability coverage providing adequate protection for Licensor and Licensee against any such claims or suits in amounts no less than three million dollars ($3,000,000) per occurrence, combined single limits. Simultaneously with the execution of this Agreement, Licensee undertakes to submit to Licensor a fully paid policy or certificate of insurance naming Licensor, TWE and each of its affiliates as additional insured parties and, requiring that the insurer shall not terminate or materially modify such policy or certificate of insurance without written notice to Licensor at least twenty
(20) days in advance thereof. Such insurance shall at all times be primary and not contributory with any insurance carried by Licensor, TWE or any of their affiliates. Further the delivery of the policy or certificate, as provided in this Paragraph 8(c) are material obligations of Licensee.

9.      ARTWORK; TRADEMARKS AND COPYRIGHTS.

        Licensee shall, within thirty (30) days of receiving an invoice, pay Licensor for artwork executed for Licensee by Licensor (or by third parties under contract to Licensor) for use in the development of the Licensed Products and any related packaging, display and promotional materials at Licensor's prevailing commercial art rates. The foregoing shall include any artwork that, in Licensor's opinion, is necessary to modify artwork initially prepared by Licensee and submitted for approval. Estimates of artwork charges are available upon request.

(a)     TRADEMARKS:

        (i) Licensee agrees that it will cause to appear indelibly and legibly on each of the Licensed Product(s) and all advertising material, tags, labels and devices bearing the Licensed Property, the following notice or such other notice as may be approved by
               Licensor:

               SAMURAI JACK AND ALL RELATED CHARACTERS AND ELEMENTS ARE TRADEMARKS OF AND (C) CARTOON NETWORK (s01)

               (The year date shall be as instructed by Licensor)

        (ii) Licensee further agrees that it will not apply for or seek to obtain trademark registration for the Licensed Property and that Licensor may, at its option, apply for and obtain in its own name trademark registrations for the Licensed Product(s), and that, upon request, Licensee will furnish necessary specimens or facsimiles for such purpose free of cost, as well as evidence of the date of first shipment or sale of each Licensed Product in interstate or foreign or other federally regulable U.S. commerce and, if earlier, also in intrastate commerce.

        (iii) Licensee agrees that if Licensee receives knowledge of the use of the Licensed Property by anyone other than Licensee on Licensed Product(s) or products confusingly similar thereto, Licensee will call such fact to the attention of Licensor. Licensor shall then have the option to institute legal proceedings to prevent such use, and Licensee shall cooperate and assist in the prosecution of any such action. If demanded by Licensor, Licensee shall join in or cooperate in the prosecution of any such legal proceeding as may be instituted by Licensor. Any such legal proceedings shall be solely at Licensor's expense. If Licensee is joined in such proceeding, Licensor shall indemnify and hold harmless Licensee from and against any claim, sanction, liability, damages, attorney's fees, judgments or orders of any kind arising out of such proceeding.

(b)     COPYRIGHTS:

        (i) GAME PROGRAM: The copyright in and to the computer program (object and source code) for any game which is incorporated in the Licensed Product (herein the "Program") shall be owned as follows:

               (a) If a program is created solely by Licensee or an approved sublicensee under license or authority of Licensee without any contribution by Licensor to the creation of that Program in the form of programming effort, then the copyright in and to such Program shall be owned solely by Licensee;

               (b) If a Program is created jointly by Licensee and Licensor, then the copyright in and to such Program shall be owned jointly by Licensor and Licensee.

        (ii) AUDIO-VISUAL DISPLAY: The copyright in and to the images displayed on the screen and the sounds produced during the course of the game play, including all possible combinations and sequences thereof, in both the "attract mode" and the "play mode" and the underlying script for therefor (herein the "Audio-Visual Display") shall be owned as follows:

               (a) The copyright in and to all elements of the Audio-Visual Display constituting pre-existing material of Licensor from Licensor's fictional cartoon characters as set forth in Paragraph 1(a) "Licensed Property" such as, without limitation, the characters portrayed in such television series or any reproductions thereof (hereinafter "Pre-Existing Material"), are acknowledged to be the sole and exclusive property of Licensor and shall remain the sole and exclusive property of Licensor;

               (b) The copyright in and to all elements of the Audio-Visual Display constituting original material created by Licensee shall be the sole and exclusive property of Licensee. Licensee retains sole and exclusive ownership of all of Licensee's inventions, whether patented or not, trade secrets and similar information and processes of a confidential nature, and works of authorship, whether copyrighted or not, whether manifested in the Audio-Visual Display or not, and whether embodied in hardware or software used to create the Audio-Visual Display. Licensee shall be free to use and license others to use elements of the Audio-Visual Display owned by Licensee.

        (iii) PACKAGING, ADVERTISING AND PROMOTIONAL MATERIALS: Except as otherwise provided herein, the copyrights in and to any original material, other than the Programs and the Audio-Visual Displays, which is created by or for Licensee for the purpose of packaging, advertising or promoting the Licensed Product(s), including but not limited to the enclosure for the Licensed Product(s), all cartons, containers, packing and wrapping material, tags, labels, imprints or other devices, and all advertising and promotional materials (all such material hereinafter referred to as the "Other Materials"), shall be owned solely and exclusively by Licensee. Providing that the copyright in and to all elements of the Other Materials that constitute Licensor's Pre-Existing Material, material furnished to Licensee by or on behalf of Licensor or any material that is derivative of the foregoing, is acknowledged to be owned solely and exclusively by Licensor and shall remain the sole and exclusive property of Licensor.

        (iv) LIMITATIONS ON OWNERSHIP RIGHTS: The parties agree and acknowledge that each shall have the same right as any person or party with regard to any material incorporated in the Licensed Product(s), Other Materials, Programs, or Audio-Visual Displays which is in the public domain (provided that it has not entered into the public domain as the result of an act or omission in breach of this Agreement or any other written agreement by or between the parties hereto).

        (v) ARTWORK: The Licensed Property shall be displayed or used only in such form and in such manner as has been specifically approved in writing by Licensor in advance and Licensee undertakes to assure usage of the trademark(s) and characters) solely as approved hereunder. Licensee further agrees and acknowledges that any and all Artwork (defined below) created, utilized, approved and/or authorized for use hereunder by Licensor in connection with the Licensed Products or which otherwise features or includes the Licensed Property shall be owned in its entirety exclusively by Licensor, excluding intellectual property rights in and to any elements that are wholly owned by Licensee and do not include the Licensed Property and what was not specifically created for the Licensed Product. "Artwork" as used herein shall include, without limitation, all pictorial, graphic, visual, audio, audio-visual, digital, literary, animated, artistic, dramatic, sculptural, musical or any other type of creations and applications, whether finished or not, including, but not limited to, animation, drawings, designs, sketches, images, tooling and tooling aids, illustrations, film, video, electronic, digitized or computerized information, software, object code, source code, on-line elements, music, text, dialogue, stories, visuals, effects, scripts, voiceovers, logos, one-sheets, promotional pieces, packaging, display materials, printed materials, photographs, interstitials, notes, shot logs, character profiles and translations, produced by Licensee or for Licensee, pursuant to this Agreement. Licensor reserves for itself or its designees all rights to use any and all Artwork created, utilized and/or approved hereunder without limitation. Licensee acknowledges that, as between Licensor and Licensee, the Licensed Property and Artwork and all other depictions expressions and derivations thereof, and all copyrights, trademarks and other proprietary rights therein are owned exclusively by Licensor and Licensee shall have no interest in or claim thereto, except for the limited right to use the same pursuant to this Agreement and subject to its terms and conditions.

        (vi) WORK-MADE-FOR-HIRE: Licensee agrees and acknowledges that any Artwork created by Licensee or for Licensee hereunder is a "work made for hire" for Cartoon Network under the U.S. Copyright Act, and any and all similar provisions of law under other jurisdictions, and that Cartoon Network is the author of such works for all purposes, and that Cartoon Network is the exclusive owner of all the rights comprised in the undivided copyright and all renewals, extensions and reversions therein, in and to such works in perpetuity and throughout the universe. Licensee hereby waives and releases in favor of Cartoon Network all rights (if any) of "droit moral," rental rights and similar rights in and to the Artwork (the "Intangible Rights") and agrees that Cartoon Network shall have the right to revise, condense, abridge, expand, adapt, change, modify, add to, subtract from, re-title, re-draw, re-color, or otherwise modify the Artwork, without the consent of Licensee. Licensee hereby irrevocably grants, transfers and assigns to Licensor all right, title and interest, including copyrights, trademark rights, patent rights and other proprietary rights, it may have in and to the Artwork, in perpetuity and throughout the universe, and to all proprietary depictions, expressions or derivations of the Licensed Property created by or for Licensee. Licensee acknowledges that Licensor shall have the right to terminate this Agreement in the event Licensee asserts any rights (other than those specifically granted pursuant to this Agreement) in or to the Licensed Property or Artwork.

        Licensee hereby warrants that any and all work created by Licensee under this Agreement apart from the materials provided to Licensee by Licensor is and shall be wholly original with or fully cleared by Licensee and shall not copy or otherwise infringe the rights of any third parties, and Licensee hereby indemnifies Licensor and will hold Licensor harmless from, any such claim of infringement or otherwise involving Licensee's performance hereunder. At the request of Licensor, Licensee shall execute such form(s) of assignment of copyright or other papers as Licensor may reasonably request in order to confirm and vest in Licensor the rights in the properties as provided for herein. In addition, Licensee hereby appoints Licensor as Licensee's Attorney-in-Fact to take such actions and to make, sign, execute, acknowledge and deliver all such documents as may from time to time be necessary to confirm in Licensor, its successors and assigns, all rights granted herein. If any third party makes or has made any contribution to the creation of Artwork authorized for use hereunder, Licensee agrees to obtain from such party a full confirmation and assignment of rights so that the foregoing rights shall vest fully in Licensor, in the form of the Contributor's Agreement attached hereto as Exhibit 1 and by this reference made a part hereof, prior to commencing work, and subject to the prior written approval of Licensor, and subject to the prior written approval of Licensor ensuring that all rights in the Artwork and Licensed Property arise in and are assigned to Licensor. Promptly upon entering into each such Contributor's Agreement, Licensee shall give Licensor a copy of such Contributor's Agreement. Licensee assumes all responsibility for such parties and agrees that Licensee shall bear any and all risks arising out of or relating to the performance of services by them and to the fulfillment of their obligations under the Contributor's Agreement.

        (vii) USE OF THIRD PARTY CONTENT: Licensee shall not use any third party content or technology in the Licensed Product(s), including without limitation any audio elements from the soundtracks of any motion picture or television series based upon the Licensed Property without Licensor's prior written approval, and unless:
               (i) Licensee is expressly permitted to use such third party content or technology pursuant to written agreements with all third party rights holders; and (ii) Licensee has acquired for Licensee and Licensor all rights, permissions, clearances, releases or other authorizations necessary to use such third party content or technology in conjunction with the development and exploitation of the Licensed Products(s) anywhere in the Territory by Licensee or Licensor or by either party's licensees, successors or assigns in perpetuity. Licensee shall be responsible, in perpetuity, for all payments in connection with the use of third party content or technology, except as the parties mutually agree upon at such time as Licensor approves of the use of such third party content or technology. Licensee shall have the right to review all Licensee agreements with third parties to ensure their acceptability and Licensee shall deliver such agreements to Licensor within fourteen (14) business days of Licensor's request therefor. All such agreements provided to Licensor shall be considered Confidential Information pursuant to the provisions of
               Section 23 below.

10.     QUALITY OF LICENSED PRODUCT(S).

(a) Licensee agrees that the Licensed Product(s) shall be of high standard and of such style, appearance and quality as shall be adequate and suitable to their promotion, distribution and sale to the best advantage of Licensee and Licensor. The quality and style of such product and its cartons and containers shall be subject to Licensor's approval. To this end Licensee shall, before selling or distributing any of the Licensed Product(s), furnish to Licensor free of cost for its written approval as to quality and style, the materials specified in the "MILESTONES" set forth on Exhibit 2 attached hereto. In the event that any Milestone deliverable shall not have been approved, disapproved, or otherwise commented upon within ten (10) business days after receipt thereof by Licensor, then Licensee shall have the right to so notify Licensor of such fact by facsimile or by overnight delivery service. In the event that Licensor fails to then approve, disapprove or otherwise comment upon the submitted items within five (5) business days after receipt by it of such communication, any items so submitted shall be deemed to have been approved. Licensee shall, in addition, thereafter furnish to Licensor free of cost, for its written approval, [*] production samples of each such Licensed Product(s) together with their cartons and containers including packaging and wrapping material, to ensure quality control simultaneously upon distribution to the public. In addition, Licensee shall provide Licensor with [*] catalogs which display all of Licensee's products, not just the Licensed Products, if such catalogs exist. Further, Licensor shall have the right to purchase any and all Licensed Products in any quantity at the maximum discount price Licensee charges its best customer purchasing the same quantity of Licensed Products under the same terms and conditions for delivery during the same period of time in the same general geographical area for sales throughout the same sales channel.

        After samples of Licensed Product(s) have been approved pursuant to this paragraph, Licensee shall not depart therefrom in any material respect without Licensor's prior written consent or add any additional element(s) such as in-pack flyers, business reply cards and so on without Licensor's approval in each case.

        Licensor shall have the right to withdraw its approval of samples if the quality of any Licensed Product ceases to be acceptable.

(b) Any modification of a Licensed Product must be submitted in advance for Licensor's written approval as if it were a new Licensed Product. Approval of a Licensed Product which uses particular artwork does not imply approval of such artwork for use with a different Licensed Product.

(c) Licensed Products must conform in all material respects to the final production samples approved by Licensor. If in Licensor's reasonable judgment, the quality of a Licensed Product originally approved has deteriorated in later production runs, or if a Licensed Product has otherwise been altered, Licensor may, in addition to other remedies available to it, require that such Licensed Product be immediately withdrawn from the market.

(d) If any changes or modifications are required to be made to any material submitted to Licensor for its written approval in order to ensure compliance with Licensor's specifications or standards of quality, Licensee agrees promptly to make such changes or modifications.



----------

[*] Confidential portions omitted and filed separately with the Commission.

(e) Licensee shall permit Licensor to inspect Licensee's manufacturing operations, testing and payroll records (including those operations and records of any supplier or manufacturer approved pursuant to Paragraph 11(b) hereof) with respect to the Licensed Products.

(f) Subject to the terms hereof, Licensee may utilize the Licensed Property for such advertising, promotional and display materials for the Licensed Product(s) as in its judgment will best promote the sale of said Licensed Product(s). Licensee agrees that it will not use the Licensed Property or any reproduction thereof in any advertising, promotional or display material or in any other manner without Licensor's prior written approval. Without limiting the foregoing no television commercials may be utilized under this License without the specific prior approval of Licensor. In the event that any advertising, promotional or display material submitted to Licensor shall not have been approved, disapproved or otherwise commented upon within thirty (30) days after receipt thereof by Licensor, then Licensee shall have the right to so notify Licensor of such fact by facsimile or by overnight delivery service. In the event that Licensor fails to then approve, disapprove or otherwise comment upon the submitted items within ten (10) business days after receipt by it of such facsimile or overnight delivery service any items so submitted shall be deemed to have been approved. A reasonable number of production copies of all such advertising, promotional and display materials will be furnished to Licensor free of charge.

(g) To avoid confusion of the public, Licensee agrees not to associate other characters or properties with the Licensed Property on the Licensed Products or in any packaging, promotional or display materials unless Licensee receives Licensor's prior written approval. Furthermore, Licensee agrees not to use the Licensed Property (or any component thereof) on any business sign, business cards, stationery or forms, nor as part of the name of Licensee's business or any division thereof.

(h) Licensee shall use its best efforts to notify its customers of the requirement that Licensor has the right to approve all promotional, display and advertising material pursuant to this Agreement.

(i) It is understood and agreed that any animation used in electronic media, including but not limited to animation for television commercials and character voices for radio commercials, shall be produced by Cartoon Network pursuant to a separate agreement between Licensee and Cartoon Network, subject to Cartoon Network customary rates. Any payments made to Cartoon Network for such animation shall be in addition to and shall not offset the Consideration set forth in Paragraph 4 above.

(j) Licensor's approval of Licensed Product(s) (including without limitation, the Licensed Products) themselves as well as promotional, display, and advertising materials) shall in no way constitute or be construed as an approval by Licensor of Licensee's use of any trademark, copyright and/or other proprietary materials, not owned by Licensor.

11.     DISTRIBUTION; SUBLICENSE/MANUFACTURE.

(a) Licensee shall sell the Licensed Products either to jobbers, wholesalers, distributors or retailers for sale or resale and distribution directly to the public. Licensee shall not sell the Licensed Products through any cable home shopping service or through electronic media, including on any on-line network or service. If Licensee sells or distributes the Licensed Products at a special price, directly or indirectly, to itself, including without limitation, any subsidiary of Licensee (including any affiliated distributors) or to any other person, firm, or corporation affiliated with Licensee or its officers, directors or major stockholders, for ultimate sale to unrelated third parties,

Licensee shall pay royalties with respect to such sales or distribution, based upon the price generally charged the trade by Licensee.

(b) Except as to materials set forth in Paragraph 9(b)(ii)(b), Licensee, BAM Entertainment Ltd and BAM Studios (Europe) Ltd. (collectively, the "Licensee Parties") shall not be entitled to sublicense any of the Computer Program or Audio-Visual Display developed by Licensee pursuant to this Agreement. In the event Licensee is not the manufacturer of the Licensed Products, Licensee Parties shall, subject to the prior written approval of Licensor, which approval shall not be unreasonably withheld, be entitled to utilize a third party manufacturer in connection with the manufacture and production of the Licensed Products, provided that such manufacturer shall execute a letter in the form of
Exhibit 3 attached hereto and by this reference made a part hereof. In such event, Licensee Parties shall remain primarily obligated under all of the provisions of this Agreement and any default of this Agreement by such manufacturer shall be deemed a default by Licensee Parties hereunder. In no event shall any such third party manufacturer agreement include the right to grant any rights to subcontractors. Notwithstanding the foregoing, Licensor has approved Microsoft, Nintendo and Sony as third party manufacturers and Microsoft, Nintendo and Sony shall not be required to execute Exhibit 3.

12.     GOODWILL.

        Licensee recognizes the great value of the publicity and goodwill associated with the Licensed Property and acknowledges: (i) such goodwill is exclusively that of Licensor; and (ii) that the Licensed Property has acquired a secondary meaning as Licensor's trademarks and/or identifications in the mind of the purchasing public. Licensee further recognizes and acknowledges that a breach by Licensee of any of its covenants, agreements or undertakings hereunder will cause Licensor irreparable damage, which cannot be readily remedied in damages in an action at law, and may, in addition thereto, constitute an infringement of Licensor's copyrights, trademarks and/other proprietary rights in, and to the Licensed Property, thereby entitling Licensor to equitable remedies, and costs.

13.     LICENSOR'S WARRANTIES AND REPRESENTATIONS.

        Licensor represents and warrants to Licensee that:

(a) It has, and will have throughout the Term of this Agreement, the right to license the Licensed Property to Licensee in accordance with the terms and provisions of this Agreement; and

(b) The making of this Agreement by Licensor does not violate any agreements, rights or obligations of any person, firm or corporation.

14.     LICENSEE'S WARRANTIES AND REPRESENTATIONS.

        Licensee represents and warrants to Licensor that, during the Term and thereafter:

(a) It will not attack the title of Licensor (or third parties that have granted rights to Licensor) in and to the Licensed Property or any copyright or trademarks pertaining thereto, nor will it attack the validity of the license granted hereunder;

(b) It will not harm, misuse or bring into disrepute the Licensed property, but on the contrary, will maintain the value and reputation thereof to the best of its ability;

(c) It will manufacture, sell, promote and distribute the Licensed Products in accordance with the terms and intent of this Agreement, and in compliance with all applicable government regulations and industry standards;

(d) It will not create any expenses chargeable to Licensor without the prior written approval of Licensor in each and every instance. It will not cause or allow any liens or encumbrances to be placed against, or grant any security interest (except to Licensor as provided hereunder) in, the Licensed Property and/or Licensee's inventory, contract rights and/or accounts receivables, and/or proceeds thereof, with respect to the Licensed Products without Licensor's prior written consent;

(e) It will protect to the best of its ability its right to manufacture, sell, promote, and distribute the Licensed Products hereunder;

(f) It will at all times comply with all government laws and regulations, including but not limited to product safety, food, health, drug, cosmetic, sanitary or other similar laws, and all voluntary industry standards relating or pertaining to the manufacture, sale, advertising or use of the Licensed Products, and shall maintain its appropriate customary high quality standards during the Term hereof. It shall comply with any regulatory agencies which shall have jurisdiction over the Licensed Products and shall procure and maintain in force any and all permissions, certifications and/or other authorizations from governmental and/or other official authorities that may be required in response thereto. Each Licensed Product and component thereof distributed hereunder shall comply with all applicable laws, regulations and voluntary industry standards. Licensee shall follow reasonable and proper procedures for testing that all Licensed Products comply with such laws, regulations and standards. Licensee shall permit Licensor or its designees to inspect testing records and procedures with respect to the Licensed Products for compliance. Licensed Products that do not comply with all applicable laws, regulations and standards shall automatically be deemed unapproved and immediately taken off the market;

(g) It shall, upon Licensor's request, provide credit information to Licensor including, but not limited to, fiscal year-end financial statements (profit-and-loss statement and balance sheet) and operating statements;

(h) It will provide Licensor with the date(s) of first use of the Licensed Products in interstate and intrastate commerce, where appropriate;

(i) It will, pursuant to Licensor's instructions, duly take any and all, necessary steps to secure execution of all necessary documentation for the recordation of itself as user of the Licensed Property in any jurisdiction where this is required or where Licensor reasonably requests that such recordation shall be effected. Licensee further agrees that it will at its own expense cooperate with Licensor in cancellation of any such recordation at the expiration of this Agreement or upon termination of Licensee's right to use the Licensed Property. Licensee hereby appoints Licensor its Attorney-in-Fact for such purpose;

(j) It will use its best efforts to manufacture, distribute and sell the Licensed Product(s) throughout the Territory;

(k) It will not deliver or sell Licensed Product(s) outside the Territory or knowingly sell Licensed Product(s) to a third party for delivery outside the Territory;

(l) It shall at all times comply with all manufacturing, sales, distribution, retail and marketing policies and strategies promulgated by Licensor from time-to-time and of which Licensee has been notified;

(m) If requested by Licensor and such request can be filled in a commercially reasonable manner, it will utilize specific design elements of the Licensed Property provided to Licensee by Licensor on hangtags, labels, and other materials.

15.     TERMINATION BY LICENSOR.

(a) Licensor shall have the right to terminate this Agreement without prejudice to any rights which it may have, whether pursuant to the provisions of this Agreement, or otherwise in law, or in equity, or otherwise, upon the occurrence of any one or more of the following events (herein called "defaults"):

        (i) Licensee defaults in the performance of any of its obligations provided for in this Agreement; or

        (ii) Licensee shall have failed to deliver to Licensor or to maintain in full force and effect the insurance referred to in Paragraph 8(b) hereof; or

        (iii) Licensee shall fail to make any payment due hereunder on the date due; or

        (iv) Licensee shall fail to deliver any of the statements hereinabove referred to or to give access to the premises and/or license records pursuant to the provisions hereof to Licensor's authorized representatives for the purposes permitted hereunder, and such failure shall continue for ten (10) days after written notice thereof is sent by Licensor to the Licensee; or

        (v) Licensee shall fail to comply with any laws, regulations or voluntary industry standards as provided in Paragraph 14(f) hereof or any governmental agency or other body, office or official vested with appropriate authority finds that the Licensed Products are harmful or defective in any way, manner or form, or are being manufactured, sold-or distributed in contravention of applicable laws, regulations or standards, or in a manner likely to cause harm; or

        (vi) Licensee shall be unable to pay its debts when due, or shall make any assignment for the benefit of creditors, or shall file any petition under the bankruptcy or insolvency laws of any nation, jurisdiction, county or place, or shall have or suffer a receiver or trustee to be appointed for its business or property, or be adjudicated a bankrupt or an insolvent; or

        (vii) Licensee does not commence in good faith to manufacture, distribute and sell a Licensed Product throughout the Territory on or before the Marketing Date as defined in Paragraph 1(h). Such default and Licensor's resultant right of termination (or recapture) shall only apply to the specific regions/countries within the Territory in which or wherein Licensee fails to meet said Marketing Date requirement. Licensor shall also have the right to recapture rights hereunder with respect to any Regions as set forth in Paragraph 1(b) which do not have approved distributors in place six (6) months after the date of execution of this agreement; or

        (viii) Licensee shall manufacture, sell or distribute, whichever first occurs, any of the Licensed Product(s) without the prior written approval of Licensor as provided in Paragraph 10 hereof; or

        (ix) Licensee undergoes a substantial change of management or control. The term "control" as used in the preceding sentence shall mean the right to exercise, directly or indirectly, more than fifty percent (50%) of the voting rights attributable to the shares of the controlled entity; or

        (x) Licensee uses Artwork which has not been approved by Licensor in compliance with the provisions of Paragraph 9 hereof; or

        (xi) A manufacturer approved pursuant to Paragraph 11(b) hereof shall sell Licensed Products to parties other than Licensee or engage in conduct, which conduct if engaged in by Licensee would entitle Licensor to terminate this Agreement; or

        (xii) Licensee delivers or sells Licensed Products outside the Territory or knowingly sells Licensed Products(s) to a third party who Licensee knows intends to, or who Licensee reasonably should suspect intends to, sell or deliver such Licensed Products outside the Territory; or

        (xiii) Licensee uses any labor that violates any local labor laws and/or it uses prison, slave or child labor in connection with the manufacture of the Licensed Products; or

        (xiv) Licensee has made a material misrepresentation or has omitted to state a material fact necessary to make the statements not misleading; or

        (xv) Licensee shall breach any other agreement in effect between Licensee on the one hand and Licensor on the other. Notwithstanding the foregoing, excluded from this breach are Paragraphs 1(a) - (e) and (i) as set forth above.

(b) In the event any of these defaults occur, Licensor shall give notice of termination in writing to Licensee by facsimile and certified mail. Licensee shall have ten (10) days from the date of giving notice in which to correct any of these defaults (except subdivisions (vii), (viii), (xii) and (xiv) above which are not curable), and failing such, this Agreement shall thereupon immediately terminate, and any and all payments then or later due from Licensee hereunder (including Guaranteed Consideration) shall then be promptly due and payable in full and no portion of those prior payments shall be repayable to Licensee.

16.     FINAL STATEMENT UPON TERMINATION OR EXPIRATION.

        Licensee shall deliver, as soon as practicable, but not later than thirty (30) days following expiration or termination of this Agreement, a statement indicating the number and description of Licensed Products on hand together with a description of all advertising and promotional materials relating thereto. Following expiration or termination of this Agreement, Licensee shall immediately cease any and all manufacturing of the Licensed Product. However, if Licensee has complied with all the terms of this Agreement, including, but not limited to, complete and timely payment of the Guaranteed Consideration and Royalty Payments, then Licensee may continue to distribute and sell its remaining inventory, on a non-exclusive basis only, for a period not to exceed sixty (60) days following such termination or expiration (the "Sell-Off Period"), subject to payment of applicable royalties thereto. In no event, however, may Licensee distribute and sell during the Sell-Off Period an amount of Licensed Products that exceeds the average amount of Licensed Products sold during any consecutive sixty (60) day period during the Term. In the event this Agreement is terminated by Licensor for any reason under this Agreement, Licensee shall be deemed to have forfeited its Sell-Off Period. If Licensee has any remaining inventory of the Licensed Products following the Sell-Off Period, Licensee shall, at Licensor's option, make available such inventory to Licensor for purchase at or below cost, deliver up to Licensor for destruction said remaining inventory or furnish to Licensor an affidavit attesting to the destruction of said remaining inventory. Licensor shall have the right to conduct a physical inventory in order to ascertain or verify such inventory and/or statement. In the event that Licensee refuses to permit Licensor to conduct such physical inventory, Licensee shall forfeit its right to the Sell-Off Period hereunder or any other rights to dispose of such inventory. In addition to the forfeiture, Licensor shall have recourse to all other legal remedies available to it.

17.     PAYMENTS AND NOTICES.

        Except as otherwise specifically provided herein, all notices which either party hereto is required or may desire to give to the other shall be given by addressing the same to the other at the address set forth above, or at such other address as may be designated in writing by any such party in a notice to the other given in the manner prescribed in this paragraph. All such notices shall be sufficiently given when the same shall be deposited so addressed, postage prepaid, in the United states mail and/or when the same shall have been delivered, so addressed, by facsimile or by overnight delivery service and the date of transmission by facsimile, receipt of overnight delivery service or two business days after mailing shall for the purposes of this Agreement be deemed the date of the giving of such notice.

18.     NO PARTNERSHIP, ETC.

        This Agreement does not constitute and shall not be construed as constitution of a partnership or joint venture between Licensor and Licensee. Neither party shall have any right to obligate or bind the other party in any manner whatsoever, and nothing herein contained shall give, or is intended to give, any rights of any kind to any third persons.

19.     NO SUBLICENSING/NON-ASSIGNABILITY.

        This Agreement shall bind and inure to the benefit of Licensor, its successors and assigns. This Agreement is personal to Licensee. Licensee shall not sublicense, franchise or delegate to third parties its rights hereunder (except as set forth "in Paragraph 11(b) hereof). Neither this Agreement nor any of the rights of Licensee hereunder shall be sold, transferred or assigned by Licensee and no rights hereunder shall devolve by operation of law or otherwise upon any receiver, liquidator, trustee or other party.

20.     BANKRUPTCY RELATED PROVISIONS.

(a) The parties hereby agree and intend that this Agreement is an executory contract governed by Section 365 of the U.S. Bankruptcy Code (the "Bankruptcy Code").

(b) In the event of Licensee's bankruptcy, the parties intend that any royalties payable under this Agreement during the bankruptcy period be deemed administrative claims under the Bankruptcy Code because the parties recognize and agree that the bankruptcy estate's enjoyment of this Agreement will (i) provide a material benefit to the bankruptcy estate during its reorganization and (ii) deny Licensor the benefit of the exploitation of the rights through alternate means during the bankruptcy reorganization.

(c) The parties acknowledge and agree that any delay in the decision of trustee of the bankruptcy estate to assume or reject the Agreement (the "Decision Period") materially harms Licensor by interfering with Licensor's ability to alternatively exploit the rights granted under this Agreement during a Decision Period of uncertain duration. The parties recognize that arranging appropriate alternative exploitation would be a time consuming and expensive process and that it is unreasonable for Licensor to endure a Decision Period of extended uncertainty. Therefore, the parties agree that the Decision Period shall not exceed sixty (60) days.

(d) Licensor, in its interest to safeguard its valuable interests (including, without limitation, its intellectual property rights in the Licensed property), has relied on the particular skill and knowledge base of Licensee. Therefore, the parties acknowledge and agree that in a bankruptcy context this Agreement is a license of the type described by Section 365(c)(1) of the Bankruptcy Code and may not be assigned without the prior written consent of the Licensor.

21.     CONSTRUCTION AND DISPUTE RESOLUTION.

        This Agreement shall be construed in accordance with the laws of the State of California of the United States of America without regard to its conflicts of laws provisions. Any and all controversies, claims or disputes arising out of or related to this Agreement or the interpretation, performance or breach thereof, including, but not limited to, alleged violations of state or federal statutory or common law rights or duties, and the determination of the scope or applicability of this agreement to arbitrate ("Dispute"), except as set forth in subparagraphs (b) and (c), below, shall be resolved according to the procedures set forth in subparagraph (a), below, which shall constitute the sole dispute resolution mechanism hereunder:

(a) ARBITRATION: In the event that the parties are unable to resolve any Dispute informally, then such Dispute shall be submitted to final and binding arbitration. The arbitration shall be initiated and conducted according to either the JAMS Streamlined (for claims under $250,000) or the JAMS Comprehensive (for claims over $250,000) Arbitration Rules and Procedures, except as modified herein, including the Optional Appeal Procedure, at the Los Angeles office of JAMS, or its successor ("JAMS") in effect at the time the request for arbitration is made (the "Arbitration Rules"). The arbitration shall be conducted in Los Angeles County before a single neutral arbitrator appointed in accordance with the Arbitration Rules. The arbitrator shall follow California law and the Federal Rules of Evidence in adjudicating the Dispute. The parties waive the right to seek punitive damages and the arbitrator shall have no authority to award such damages. The arbitrator will provide a detailed written statement of decision, which will be part of the arbitration award and admissible in any judicial proceeding to confirm, correct or vacate the award. Unless the parties agree otherwise, the neutral arbitrator and the members of any appeal panel shall be former or retired judges or justices of any California state or federal court with experience in matters involving the entertainment industry. If either party refuses to perform any or all of its obligations under the final arbitration award (following appeal, if applicable) within thirty (30) days of such award being rendered, then the other party may enforce the final award in any court of competent jurisdiction in Los Angeles County. The party seeking enforcement shall be entitled to an award of all costs, fees and expenses, including attorneys' fees, incurred in enforcing the award, to be paid by the party against whom enforcement is ordered.

(b) INJUNCTIVE RELIEF: Notwithstanding the foregoing, either party shall be entitled to seek injunctive relief (unless otherwise precluded by any other provision of this Agreement) in the state and federal courts of Los Angeles County.

(c) OTHER MATTERS: Any Dispute or portion thereof, or any claim for a particular form of relief (not otherwise precluded by any other provision of this Agreement), that may not be arbitrated pursuant to applicable state or federal law may be heard only in a court of competent jurisdiction in Los Angeles County.

22.     WAIVER, MODIFICATION, ETC.

        No waiver, modification or cancellation of any term or condition of this Agreement shall be effective unless executed in writing by the party charged therewith. No written waiver shall excuse the performance of any acts other than those specifically referred to therein. The fact that the Licensor has not previously insisted upon Licensee expressly complying with any provision of this Agreement shall not be deemed to be a waiver of Licensor's future right to require compliance in respect thereof and Licensee specifically acknowledges and agrees that the prior forbearance in respect of any act, term or condition shall not prevent Licensor from subsequently requiring full and complete compliance thereafter. If any term or provision of this Agreement is held to be invalid or unenforceable by any court of competent jurisdiction or any other authority vested with jurisdiction, such holding shall not affect the validity or enforceability of any other term or provision hereto and this Agreement shall be interpreted and construed as if such term or provision, to the extent the same shall have been held to be invalid, illegal or unenforceable, had never been contained herein. Headings of paragraphs herein are for convenience only and are without substantive significance.

23.     CONFIDENTIALITY.

        The Artwork and the materials and information supplied to one party by the other hereunder constitute, relate to, contain and form a part of confidential and proprietary information of the disclosing party, including, but not limited to, Style Guides, design elements, character profiles, unpublished copyrighted material, release dates, marketing and promotional strategies, information about new products, properties and characters, the terms and conditions of this Agreement, and other information which is proprietary in nature or is a trade secret (collectively, the "Proprietary Information"). The parties acknowledge and agree that the Proprietary Information is highly confidential and that disclosure of the Proprietary Information will result in serious harm to the owner thereof. Among other damage, unauthorized disclosure of the Proprietary Information will (i) damage carefully planned marketing strategies, (ii) reduce interest in the Licensed Property, (iii) make unique or novel elements of the Licensed Property susceptible to imitation or copying by competitors, infringers or third parties prior to Licensor's release of the information or materials, (iv) damage proprietary protection in undisclosed or unpublished information or materials, and (v) provide unauthorized third parties with materials capable of being used to create counterfeit and unauthorized merchandise, audio-visual products or other products, all of which will seriously damage the parties' rights and business. Except as expressly approved in writing by the owner of the Proprietary Information, the other party shall not reproduce or use the Proprietary Information of the other party and shall not discuss, distribute, disseminate or otherwise disclose the Proprietary Information or the substance or contents thereof, in whole or in part, in its original form or in any other form, with or to any other person or entity other than employees of the parties and, in the case of Licensee, third parties who have executed a Contributor's Agreement (as provided in Paragraph 9(b)) or third party manufacturer's agreement (as provided in paragraph 11(b)) and been approved by Licensor as provided hereunder, and such employees and third parties shall be given access to the Proprietary Information only on a "need-to-know" basis. The foregoing restrictions shall not apply to any information which, (i) at the time of disclosure, is in the public domain or which, after disclosure, becomes part of the public domain by publication or otherwise through no action or fault of the receiving party; (ii) information which the receiving party can show was in its possession at the time of disclosure and was not acquired, directly or indirectly, from the other party; (iii) information which was received from a third party having the legal right to transmit the same; (iv) information which is independently developed, conceived, or created without use of or reference to any Proprietary Information of the other party; or (v) information which is disclosed pursuant to valid court order or other legal process.

24.     ENTIRE AGREEMENT.

        This Agreement constitutes the entire Agreement between the parties concerning the subject matter hereof and cancels and supersedes any prior understandings and agreements between the parties hereto with respect thereto. There are no representations, warranties, terms, conditions, undertakings or collateral agreements, expressed, implied or statutory, between the parties other than as expressly set forth in this Agreement.

25.     ACCEPTANCE BY LICENSOR.

        This instrument, when signed by Licensee, shall be deemed an application for license and not a binding agreement unless and until accepted by Warner Bros. Consumer Products by signature of a duly authorized officer and the delivery of such a signed copy to

Licensee. The receipt and/or deposit by Warner Bros. Consumer Products of any check or other consideration given by Licensee and/or delivery of any material by Warner Bros. Consumer Products to Licensee shall not be deemed an acceptance by Warner Bros. Consumer Products of this application. The foregoing shall apply to any documents relating to renewals or modifications hereof.

        IN WITNESS WHEREOF, the parties hereto have signed this Agreement as of the day and year first above written.


AGREED AND ACCEPTED:                         AGREED AND ACCEPTED:

LICENSOR:                                    LICENSEE:

WARNER BROS. CONSUMER PRODUCTS,              BAM ENTERTAINMENT
a Division of Time Warner
Entertainment Company, L.P.


By:   /s/  Gary R. Simon                     By:  /s/  Raymond C. Musci
      -------------------------------             ------------------------------
      Gary R. Simon
      Senior Vice President, Business
      and Legal Affairs

Date:        12/12/01                        Date:  Nov. 20, 2001
      -------------------------------              -----------------------------

                               EXHIBIT 1 #13247-SJ

                             CONTRIBUTOR'S AGREEMENT

I, __________________________, the undersigned ("Contributor"), have been engaged by BAM ENTERTAINMENT ("Licensee") to work on or contribute to the creation of Licensed Products, described as _______________________, by Licensee under an agreement between Licensee and Warner Bros., a division of Time Warner Entertainment Company, L.P., c/o Warner Bros. Consumer Products, a division of Time Warner Entertainment Company, L.P. ("Warner") dated ___________________.

I understand and agree that the Licensed Products, and all artwork or other results of my services for Licensee in connection with such Licensed Products ("Work") is a "work made for hire" for Cartoon Network and that all right, title and interest in and to the work shall vest and remain with Cartoon Network I reserve no rights therein. Without limiting the foregoing, I hereby assign and transfer to Cartoon Network all other rights whatsoever, in perpetuity throughout the universe which I may have or which may arise in me or in connection with the Work. I hereby waive all moral rights in connection with such Work together with any other rights which are not capable of assignment. I further agree to execute any further documentation relating to such transfer or waiver or relating to such Work at the request of Cartoon Network or Licensee, failing which Cartoon Network is authorized to execute same as my Attorney-in-Fact.

                                             By:
                                                --------------------------------
                                             signature

                                             -----------------------------------
                                             print name

                                             -----------------------------------
                                             address

                                             -----------------------------------

                                             -----------------------------------

                                             -----------------------------------
                                             country

                                             -----------------------------------
                                             date

Warner Bros. Consumer Products:

By:
   --------------------------------
Date:
     ------------------------------

                              EXHIBIT 2 #132477-SJ


MILESTONE 1         CONCEPT DESIGN: General description of proposed program,
                    game play and overall look and feel. Includes user interface, list of characters to be used; game engine and limitations; and competitive analysis.

MILESTONE 2         PRODUCTION SCHEDULE: Schedule of delivery dates for all
                    major milestones, including localization and manufacturing dates.

MILESTONE 3         FUNCTIONAL DESIGN SPECIFICATION/DESIGN DOCUMENT AND
                    TECHNICAL DOCUMENT: Detailed description of the program including: synopsis; interface, navigation and logic flowchart; level designs and maps; and art style/design.
                    Technical Document should include bios/details about the team working on the project, description of tools used to complete the project, and risk/contingency analysis.

MILESTONE 4         SCRIPT:  Dialogue script.

MILESTONE 5         TECHNOLOGY DEMO (PRE-ALPHA): First look at prelim models and gameplay elements in the game engine.

MILESTONE 6         CHARACTER ART AND ANIMATION:

MILESTONE 7         INTERFACE, BACKGROUND, ENVIRONMENTAL ART

MILESTONE 8         MUSIC AND AUDIO: All music and sound effects to be used in product must be submitted separately for approval.

MILESTONE 9         ALPHA: Initial combination of all product elements and art in a usable working prototype.

MILESTONE 10        BETA: Almost final version of the License Product(s) that is a fully functional, nearly bug-free disk that incorporates finalized art and game play.

MILESTONE 11        GOLDEN MASTER CANDIDATE: Final disk that results from
                    Milestone 10 which includes a fully tested program containing all elements and game play.

                               EXHIBIT 3 #13247-SJ

WARNER BROS. CONSUMER PRODUCTS
4000 Warner Boulevard
Bridge Building 156 South - 4th Floor
Burbank, CA 91522


Re:  Approval of Third Party Manufacturer

Gentlemen:

        This letter will serve as notice to you that pursuant to Paragraph 11(b) of the License Agreement dated ______________, 2000 between you and BAM ENTERTAINMENT, we have been engaged as the manufacturer for Licensee in connection with the manufacture of the Licensed Products as defined in the aforesaid License Agreement. We hereby acknowledge that we may not manufacture Licensed Products for, or sell or distribute Licensed Products to, anyone other than Licensee. We hereby further acknowledge that we have received a copy and are cognizant of the terms and conditions set forth in said License Agreement and hereby agree to observe those provisions of said License Agreement which are applicable to our function as manufacturer of the Licensed Products. It is expressly understood that we are obligated to comply with all local laws, including without limitation, labor laws, wage and hour laws and anti-discrimination laws and that you or your representatives shall, at anytime, have the right to inspect our facilities and review our records to ensure compliance therewith. It is understood that this engagement is on a royalty free basis and that we may not subcontract any of our work without your prior written approval.

        We understand that our engagement as the manufacturer for Licensee is subject to your written approval. We request, therefore, that you sign in the space below, thereby showing your acceptance of our engagement as aforesaid.

                                             Very truly yours,


                                                 -------------------------------
                                                 manufacturer/company name
                                             By:
                                                 -------------------------------
                                                 signature

                                                 -------------------------------
                                                 print name

                                                 -------------------------------
                                                 address

                                                 -------------------------------

                                                 -------------------------------

                                                 -------------------------------
                                                 country

                                                 -------------------------------
                                                 date

                                                 -------------------------------
                                                 product(s) manufacturing

AGREED TO AND ACCEPTED:
WARNER BROS. CONSUMER PRODUCTS,
a Division of Time Warner
Entertainment Company, L.P.

By:
   --------------------------------
    Gary R. Simon
    Senior Vice President, Business
    and Legal Affairs


-----------------------------------
Date